MILLIMAN VARIABLE INSURANCE TRUST 485BPOS

EXHIBIT 99(d)(ii)

MILLIMAN VARIABLE INSURANCE TRUST

AMENDMENT TO SCHEDULE A TO THE

INVESTMENT ADVISORY AGREEMENT

THIS AMENDMENT (the “Amendment”), effective as of the [ ] day of [ ], 2023, to Schedule A to the Investment Advisory Agreement, dated as of September 17, 2021 (the “Advisory Agreement”), is entered into by and between Milliman Financial Risk Management LLC, a limited liability company organized under the laws of the State of Delaware (the “Adviser”), and Milliman Variable Insurance Trust, a statutory trust organized under the laws of the State of Delaware (the “Trust”).

WHEREAS, each of the Trust and the Adviser is a party to the Advisory Agreement; and

WHEREAS, each of the Trust and the Adviser desires to amend the Advisory Agreement to replace Schedule A.

NOW, THEREFORE, the parties agree as follows:

1.	Schedule A to the Advisory Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.	Except to the extent amended hereby, the Advisory Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be effective as of the day and year first above written.

Milliman Financial Risk Management LLC

By:
Maria Schiopu, Principal & Senior Director

Date:	[ ] [ ], 2023

Milliman Variable Insurance Trust

By:
Adam Schenck, President

Date:	[ ] [ ], 2023

SCHEDULE A

Funds and Investment Advisory Fees

Fees. Pursuant to Sections 1 and 6 of the Agreement, the Trust, on behalf of each Fund listed below, shall pay the Adviser as compensation an investment advisory fee, which shall be accrued daily and paid monthly as soon as practical after the last day of each month at the following annual rates on the average daily net assets of such Fund (“Investment Advisory Fee”):

Fund Name	Annual Advisory Fee Rate	Effective Date
Milliman 6-Month Buffered S&P 500 with Par Up Outcome Strategy
1. Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Jan/Jul	0.49%	January 10, 2022
2. Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Feb/Aug	0.49%	January 10, 2022
3. Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Mar/Sep	0.49%	January 10, 2022
4. Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Apr/Oct	0.49%	January 10, 2022
5. Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - May/Nov	0.49%	January 10, 2022
6. Milliman 6-Month Buffered S&P 500 with Par Up Outcome Fund - Jun/Dec	0.49%	January 10, 2022
Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Strategy
7. Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Jan/Jul	0.49%	January 10, 2022
8. Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Feb/Aug	0.49%	January 10, 2022
9. Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Mar/Sep	0.49%	January 10, 2022
10. Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Apr/Oct	0.49%	January 10, 2022
11. Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - May/Nov	0.49%	January 10, 2022
12. Milliman 6-Month Parred Down S&P 500 with Par Up Outcome Fund - Jun/Dec	0.49%	January 10, 2022
Milliman 1-Year Buffered S&P 500 with Spread Outcome Strategy
13. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Jan	0.49%	January 10, 2022
14. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Feb	0.49%	January 10, 2022
15. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Mar	0.49%	January 10, 2022
16. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Apr	0.49%	January 10, 2022
17. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - May	0.49%	January 10, 2022
18. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Jun	0.49%	January 10, 2022
19. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Jul	0.49%	January 10, 2022
20. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Aug	0.49%	January 10, 2022
21. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Sep	0.49%	August 10, 2022
22. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Oct	0.49%	August 10, 2022
23. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Nov	0.49%	August 10, 2022
24. Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Dec	0.49%	August 10, 2022
Milliman 1-Year Floored S&P 500 with Par Up Outcome Strategy
25. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Jan	0.49%	January 10, 2022
26. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Feb	0.49%	January 10, 2022
27. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Mar	0.49%	January 10, 2022
28. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Apr	0.49%	January 10, 2022
29. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - May	0.49%	January 10, 2022
30. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Jun	0.49%	January 10, 2022
31. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Jul	0.49%	January 10, 2022
32. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Aug	0.49%	January 10, 2022
33. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Sep	0.49%	August 10, 2022

Fund Name	Annual Advisory Fee Rate	Effective Date
34. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Oct	0.49%	August 10, 2022
35. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Nov	0.49%	August 10, 2022
36. Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Dec	0.49%	August 10, 2022
Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Strategy
37. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Jan	0.49%	January 10, 2022
38. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Feb	0.49%	January 10, 2022
39. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Mar	0.49%	January 10, 2022
40. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Apr	0.49%	January 10, 2022
41. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - May	0.49%	January 10, 2022
42. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Jun	0.49%	January 10, 2022
43. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Jul	0.49%	January 10, 2022
44. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Aug	0.49%	January 10, 2022
45. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Sep	0.49%	August 10, 2022
46. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Oct	0.49%	August 10, 2022
47. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Nov	0.49%	August 10, 2022
48. Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Dec	0.49%	August 10, 2022
Milliman 6-Year Buffered S&P 500 with Par Up Outcome Strategy
49. Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Jan (I)	0.49%	January 10, 2022
50. Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Apr (I)	0.49%	January 10, 2022
51. Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Jul (I)	0.49%	January 10, 2022
52. Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Oct (I)	0.49%	August 10, 2022
53. Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Jan (II)	0.49%	October 11, 2022
54. Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Apr (II)	0.49%	December 20, 2022
55. Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Jul (II)	0.49%	December 20, 2022
Milliman 6-Month Buffered S&P 500 with Trigger Outcome Strategy
56. Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Jan/Jul	0.49%	August 10, 2022
57. Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Feb/Aug	0.49%	August 10, 2022
58. Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Mar/Sep	0.49%	August 10, 2022
59. Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Apr/Oct	0.49%	August 10, 2022
60. Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - May/Nov	0.49%	August 10, 2022
61. Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Jun/Dec	0.49%	August 10, 2022
Milliman – Capital Group Equity-Linked Strategy
62. Milliman – Capital Group Hedged U.S. Growth Fund	0.77%	December 27, 2022
63. Milliman – Capital Group Hedged U.S. Income and Growth Fund	0.77%	December 27, 2022
Milliman Money Market Strategy
64. Milliman Money Market Fund	0.03%	January 10, 2022
Milliman Community Strategy
65. Milliman Community Income Fund	0.49%	_______, 2023
66. Milliman Community Growth Fund	0.49%	_______, 2023

Calculation. The Investment Advisory Fee for a Fund shall be calculated by the Fund’s accounting agent and shall be accrued daily and be calculated by applying the Investment Advisory Fee annual percentage rate, as specified above, to the average daily net assets of the Fund. The value of the Fund’s net assets shall be computed in the manner specified in the Registration Statement and the Governing Documents.